UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 12, 2006

Avalon Oil & Gas, Inc.

(Exact Name of registrant as specified in charter)

Nevada	1-12850	84-1168832
(State of Incorporation)	(Commission File Nunber)	(IRS Employer Identification No.)

7807 Creekridge Circle, Suite 105 Minneapolis, MN 55439
(Address of principal executive offices)

(612) 359-9020
(Registrant's telephone number, including area code)

(Former Name or Former Address if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c).

Section 1 — Registrant’s Business and Operations

Item 1.01    Entry into Material Definitive Agreements.

A)   On July 12, 2006, Avalon Oil & Gas, Inc. (“Avalon”) entered into an Agreement and Plan of Acquisition (the “UMTI Agreement”) with UTEK Corporation (“UTEK”) pursuant to which Avalon acquired Ultrasonic Mitigation Technologies, Inc. (“UMTI”), a wholly-owned subsidiary of UTEK, in a tax-free stock-for-stock exchange. Pursuant to the UMTI Agreement, Avalon issued 15,437,500 shares of its unregistered common stock to UTEK and 812,500 shares of its unregistered common stock to Aware Capital Consultants in exchange for 100% of the issued and outstanding shares of UMTI. The shares of Avalon issued in the exchange are restricted and may only be resold pursuant to the requirements of the Securities Act of 1933, as amended. UMTI holds the exclusive worldwide license from the University of Wyoming (“UWYO”) for the mitigation of paraffin wax deposition from crude oil using ultrasonic waves. Varying ultrasonic transducers are positioned in production tubing walls as a means to inhibit wax from attaching to pipes. This technology helps prevent precipitates from forming, and also breaks wax bonds thereby increasing flow rates and production efficiency.

Pursuant to the terms of its license agreement, UMTI is obligated to pay UWYO, a license issuance fee of sixty thousand ($60,000) dollars, a research fee of fifty thousand ($50,000) dollars, a five percent (5%) royalty on the net sales of products and services generated by UMTI by the licensed technology and twenty five percent (25%) of all sublicense fees and revenues received by UMTI and which do not earn royalties.

UMTI shall not be obligated to pay any minimum annual royalty until July 12, 2009. The minimum annual royalty shall be fifteen thousand ($15,000) dollars for the year ending July 12, 2009, twenty thousand ($20,000) dollars for the year ending July 12, 2010 and twenty five thousand ($25,000) dollars for each year thereafter until the end of the license term. The term of the license is the longer of fifteen (15) years or the life of the intellectual property. The minimum annual royalty paid to UWYO during a year will be credited against the earned royalty due and owing for the year in which the minimum payment was made.

UMTI is also obligated to reimburse UWYO for future patent costs and fees which it incurs in connection with the licensed technology. Pursuant to the terms of its license agreement, UMTI shall have the exclusive right to grant sublicenses to third parties within the scope of its field use.

A copy of the UMTI Agreement is attached to this Form 8-K as Exhibit 1.1 and is incorporated by reference into this Item 1.01.

B)   On November 8, 2006, Avalon entered into an Agreement and Plan of Acquisition (the “IWTI Agreement”) pursuant to which Avalon acquired Intelli-Well Technologies, Inc. (“IWTI”), a wholly-owned subsidiary of UTEK Corporation, in a tax-free stock-for-stock exchange. Pursuant to the IWTI Agreement, Avalon issued 19,000,000 shares of its unregistered common stock to UTEK Corporation and 1,000,000 shares of its unregistered common stock to Aware Capital Consultants in exchange for 100% of the issued and outstanding shares of IWTI. The shares of Avalon issued in the exchange are restricted and may only be resold pursuant to the requirements of the Securities Act of 1933, as amended.

IWTI holds a non-exclusive license in the United States for a borehole casing technology developed by the Regents of the University of California (the “Regents”) through its researchers at Lawrence Livermore National Laboratory. The technology uses a densely spaced network of sensors which are installed along and outside of oil well casings before they are grouted into place. The sensors monitor critical parameters in the subsurface oil reservoir. Data from multiple sensors can provide real-time information regarding the status of the reservoir and the primary and secondary oil recovery process. The types of sensors that can be installed include seismic sensors, electrical resistance tomography electrodes, electromagnetic induction tomography coils and thermocouples.

Pursuant to the terms of its license agreement, IWTI is obligated to pay the Regents an issuance fee of twenty five thousand ($25,000) dollars, a four percent (4%) royalty on net sales of component products (defined as those products comprised of a discrete, useful device based upon a licensed patent) and a two percent (2%) royalty on net sales of system products (defined as those products comprised of one or more components and other devices operating together) which are generated by IWTI, its affiliates or sublicensees.

IWTI is not obligated to pay the Regents any minimum annual royalty until February 28, 2009. The minimum annual royalty shall be five thousand ($5,000) dollars for the year ending February 28, 2009, ten thousand ($10,000) dollars for the year ending February 28, 2010, fifteen thousand ($15,000) dollars for the year ending February 28, 2011, and twenty ($20,000) dollars each year thereafter until the end of end of the license term. The term of the license is equivalent to the life of the intellectual property. IWTI is not obligated to pay royalties on any sales made to agencies of the United States government. The minimum annual royalty paid to the Regents during a year will be credited against the earned royalty due and owing for the year in which the minimum payment was made.

Cautionary Statement

The UMTI Agreement and IWTI Agreement (jointly, the “Agreements”) have been included to provide investors with information regarding their terms. Except for their status as contractual documents that establish and govern the legal relations among the parties thereto with respect to the transactions described in this Form 8-K, the Agreements are not intended to be a source of factual, business or operational information about the parties.

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The representations, covenants and accessions made by the parties in the Agreements are made as of specific dates and are qualified and limited. In addition, certain of the contractual representations are subject to a standard of materiality that may be different from what securityholders may view as material to their interests. Investors in Avalon securities are not third-party beneficiaries under the Agreements and should not rely on the representations and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties or any of their affiliates.

Section 7 - Regulation FD

Item 7.01    Regulation FD Disclosure.

On July 17, 2006, UTEK issued a press release announcing that Avalon acquired UMTI. A copy of the press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

On November 9, 2006, UTEK issued a press release announcing that Avalon acquired IWTI. A copy of the press release is attached to this Form 8-K as Exhibit 99.2 and is incorporated by reference into this Item 7.01.

The information furnished with this Current Report on Form 8-K, including Exhibits 1.1, 1.2, 99.1 and 99.2, shall not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and shall not be incorporated by reference in any registration or other document filed pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

The information disclosed above in Item 1.01 is incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Audited financial statements with respect to UMTI and IWTI will be included in an amended filing of this Form 8-K at a future date.

Item 9.01    Financial Statements and Exhibits.

Exhibit No.       Description

1.1	Agreement and Plan of Acquisition dated July 12, 2005.

1.2	Agreement and Plan of Acquisition dated November 8, 2006.

99.1	Press Release dated July 17, 2006.

99.2	Press Release dated November 9, 2006.

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SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   December 12, 2006

Avalon Oil & Gas, Inc. By: /s/ Kent Rodriguez Name: Kent Rodriguez Title: President

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